                         CENTURY FINANCIAL CORPORATION
                        Rochester, Pennsylvania   15074



                                                                March 21, 1997

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 28, 1997

TO THE SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of the Shareholders of Century Financial Corporation will be held at the Beaver Valley Country Club, Patterson Heights, Beaver Falls, Pennsylvania, on Monday, April 28, 1997, at 11:00 A.M., for the purpose of considering and voting upon the following:

    1. ELECTION OF DIRECTORS. Election of four persons to serve as directors for a term expiring at the annual meeting of shareholders in 2000.

    2. RATIFICATION OF APPOINTMENT OF PUBLIC ACCOUNTANTS. Ratification of appointment of independent public accountants to audit the financial statements of the Corporation and its subsidiary for the 1997 fiscal year.

    3. OTHER BUSINESS. Whatever other business may be brought before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on March 7, 1997 will be entitled to notice of and to vote at the meeting.

There are enclosed herewith a Proxy Statement and form of Proxy. We urge you to sign and return the Proxy as promptly as possible whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your Proxy. In any event, you may revoke your Proxy prior to its exercise.



                         By Order of the Board of Directors

                         /s/ Joseph N. Tosh II
                         -----------------------------------
                         Joseph N. Tosh II
                         President and Chief Executive Officer
JNTII:ajr

                                PROXY STATEMENT
                                      for
                         Annual Meeting of Shareholders

                         CENTURY FINANCIAL CORPORATION
                               One Century Place
                        Rochester, Pennsylvania   15074

                              GENERAL INFORMATION

     The enclosed Proxy is being solicited by the Board of Directors of Century Financial Corporation (the "Corporation") for use at the Annual Meeting of Shareholders of the Corporation to be held Monday, April 28, 1997 at 11:00 A.M. at the Beaver Valley Country Club, Patterson Heights, Beaver Falls, Pennsylvania and for use at any adjournment or adjournments thereof.

     The Proxy may be revoked at any time prior to its exercise by written notice of revocation sent to the Secretary of the Corporation at the above address, or by a duly-executed Proxy bearing a later date, provided such notice or later Proxy is received prior to the meeting. Shareholders who attend the meeting may withdraw their Proxy and vote in person.

     The costs of solicitation of Proxies will be borne by the Corporation. In addition to the use of the mails, directors and officers may solicit Proxies, without additional compensation, by telephone, telegraph or personal interview. Arrangements may be made by the Corporation with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners held by them of record, and the Corporation may reimburse them for reasonable expenses they incur in so doing.

     The close of business on March 7, 1997 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting. As of that date the Corporation had outstanding 3,364,015 shares of Century Financial Corporation Common Stock. Holders of Common Stock are entitled to one vote for each share of Common Stock held. Under the Company's Articles, the Shareholders do not have cumulative voting rights in the election of directors.

     The Corporation is a Pennsylvania business corporation and is registered with the Federal Reserve Board as a bank holding company. Its wholly-owned subsidiary is Century National Bank and Trust Company.

     The Annual Report to Shareholders for the fiscal year ended December 31, 1996, is enclosed with this Proxy Statement. It should not be regarded as Proxy solicitation material.

                   PRINCIPAL BENEFICIAL OWNERS OF COMMON STOCK

     As of February 14, 1997, there were no shareholders of the Corporation of record or known by the Board of Directors to be the beneficial owner of more than 5% of the Corporation's Common Stock.

     As of February 14, 1997, the Trust Department of the Bank held, in various fiduciary capacities, 101,772 shares of the Corporation's Common Stock. Management does not exercise voting power over these shares.

     Under the proxy rules of the Securities and Exchange Commission ("SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered as a beneficial owner of the security. Investment power includes the power to dispose of or to direct the disposition of shares. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered as beneficially owned under these proxy rules.

     The following table sets forth information with respect to the beneficial ownership of shares of the Corporation's Common Stock as of the close of business on February 14, 1997 by (i) the directors of the Corporation, (ii) the Chief Executive Officer and Chief Financial Officer, the "Named Officers," and (iii) all directors and principal officers of the Corporation as a group. Unless otherwise indicated in the footnotes to the table, each person named and all directors and principal officers as a group have sole voting power and sole investment power with respect to the shares. All persons named in the table are directors of the Company except for Donald A. Benziger who is Senior Vice President, Chief Financial Officer and Corporate Secretary.

                                      Shares of
Name of Individual               Corporation Common             Percent
or Identity of Group                 Stock Owned                Of Class
--------------------             ------------------             --------

Elvin W. Batchelor(3)(9)               38,602                     1.10%
Robert F. Garvin, Jr.(2)(9)            10,257                      .29%
Del E. Goedeker (8)(9)                 40,515                     1.15%
A. Dean Heasley(1)(2)(9)               44,162                     1.26%
Charles I. Homan (9)                  3,091.5                      .09%
Harry J. Johnston(1)(2)(3)(9)         144,163                     4.10%
Z. John Kruzic (9)                     24,563                      .70%
Wayne S. Luce(2)(9)                    76,269                     2.09%
Sister Mary Thaddeus                    1,897                      .05%
         Markelewicz (6)(9)
Gino E. Martinetti(4)(9)                9,861                      .28%
Thomas K. Reed(1)(2)(3)(5)(9)        37,377.8                     1.06%
Harold V. Shank, Jr.(1)(9)           11,862.5                      .34%
Joseph N. Tosh II(2)(3)(9)            160,512                     4.56%
Donald A. Benziger (2)(7)(9)         23,361.5                      .66%
All Nominees, Directors and           709,367                     20.2%
Principal Officers (1)(2)(3)(4)(5)
of the Corporation and the (6)(7)(8)(9)
Bank as a Group (22 persons)

(1) In the case of A. Dean Heasley, Harry J. Johnston, Thomas K. Reed, Harold
    V. Shank, Jr., and all directors and principal officers as a group, including such persons, includes 33,063, 107,025, 13,833, 4,819.1 and 161,306.5 shares, respectively, held jointly with their wives, as to which voting power and investment power are shared.

(2) Includes shares held of record in the names of their spouse: Robert F. Garvin, Jr., 100 shares; A. Dean Heasley, 4,322 shares; Harry J. Johnston, 4,838 shares; Wayne S. Luce, 28,800 shares; Thomas K. Reed, 2,016 shares; Joseph N. Tosh II, 45,953 shares; Donald A. Benziger, 1,154.9 shares; and all nominees, directors and principal officers as a group, 88,260.6 shares.

(3) Includes 25 shares held by Harry Johnston as Trustee for his nephew; 16,200 shares held by Thomas K. Reed as Trustee for his mother; 34,045 shares held by Joseph Tosh II as Trustee of his sister's trust; and all nominees, directors and principal officers as a group, including such persons, 50,270 shares.

(4) In the case of Gino Martinetti, includes 3,600 shares held jointly with his children as to which voting power and investment power are shared, and all nominees, directors and principal officers as a group, including Mr. Martinetti, 3,782.9 shares.

(5) In the case of Thomas K. Reed, includes 1,152 and 1,182.8 shares held respectively by his son and daughter who continue to reside with Mr. Reed; and all nominees, directors and principal officers as a group, including Mr. Reed, 2,334.8 shares.

(6) In the case of Sister Mary Thaddeus Markelewicz, includes 1,500 shares held in the name of The Felician Sisters of Pennsylvania.

(7) In the case of Donald A. Benziger, includes 480.5 shares held by his spouse as custodian of their two children.

(8) In the case of Del E. Goedeker, includes 13,080 shares held in the Goedeker Foundation for which he has voting power.

(9) In the case of Elvin Batchelor, Robert F. Garvin, Jr., Del Goedeker, A. Dean Heasley, Charles I. Homan, Harry Johnston, John Kruzic, Wayne Luce, Sister Mary Thaddeus Markelewicz, Gino Martinetti, Thomas Reed, Harold Shank, Joseph Tosh II, Donald A. Benziger and all nominees, directors and principal officers as a group, including such persons, includes 1022,157, 3075, 1437, 1177, 1751, 2201, 3313, 397, 1285, 2994, 541, 37190, 21726,
    and 149,822 shares, respectively, covered by stock options granted and exercisable under the Corporation's stock option plan. In computing the percentage of ownership for each nominee, director and principal officer and the group, the shares covered by the exercisable stock options held by such nominee, director, principal officer or the group, are deemed outstanding. In calculating the percentage of class owned, the total number of shares issued and outstanding have been increased to reflect the number of shares that would be outstanding if these options were exercised.

                           ELECTION OF DIRECTORS

    Four Directors will be elected at the Annual Meeting to serve until the Annual Meeting of Shareholders in 2000. The Board of Directors recommends a vote FOR the election of the four nominees named in the table below, each of whom has consented to be named as a nominee and to serve if elected. Unless authority to so vote is withheld, it is intended that Proxies solicited by the Board will be voted for the election of the four nominees named. The four persons receiving the highest number of votes will be elected.

    The table sets forth certain information about the nominees, each of whom is presently a member of the Board, and about the other directors whose terms of office will continue after the Annual Meeting, all of whom were elected by the Shareholders.

    In the event that at the date of the Annual Meeting any of the nominees should for any reason not be available for election, the Proxies received will be voted for the election of the other nominees and such substitute nominees as shall be designated by the Board. There are no family relationships among the persons listed below or with any principal officers.

                                                                                        Directorship
                                 Principal Occupation                    Director     in Other Reporting
Name, Age                        For Past Five Years(1)                  Since(2)         Companies
---------                        ----------------------                  --------     ------------------

NOMINEES FOR A TERM EXPIRING IN 2000:

Robert F. Garvin, Jr., 57        President, Bob Garvin                     1995            None
                                 Agency; Regional Manager,
                                 Prudential Preferred Realty

Charles I. Homan, 53             President & CEO                           1994            Michael Baker
                                 Michael Baker Corp.                                       Corporation

Wayne S. Luce, 83                President of Reed, Luce,                  1952            None
                                 Tosh, Wolford & Douglas, Inc.
                                 (law firm)

Sister Mary Thaddeus             Executive Director,                       1995            None
        Markelewicz, 51          McGuire Memorial Home

CONTINUING DIRECTORS WITH A TERM EXPIRING IN 1998:

Elvin W. Batchelor, 88           President of Batchelor                    1966            None
                                 Brothers, Inc. (funeral home)

A. Dean Heasley, 76              Retired since 1987;                       1958            None
                                 formerly President & CEO
                                 of Century National Bank
                                 & Trust Company

Z. John Kruzic, 68               Retired since 1987;                       1982            None
                                 formerly General Manager
                                 of D & CBU Components Division,
                                 Westinghouse Electric Corp.

Harold V. Shank, Jr., 64         President of Shank Bus                    1977            None
                                 Company, Inc.

CONTINUING DIRECTORS WITH A TERM EXPIRING IN 1999:

Del E. Goedeker, 56              Vice President - Corporate                1982            None
                                 Development, Tuscarora, Inc.

Harry J. Johnston, 64            Retired since 1985; formerly President    1966            None
                                 of National Bank of Beaver County

Thomas K. Reed, 59               President of Baumgard &                   1970            None
                                 Reed, Inc. (insurance broker)

Joseph N. Tosh II, 55            President & Chief Executive               1986            None
                                 Officer of the Holding Company, and the Bank

[FN]
(1) All of the Directors and nominees have held the positions indicated or another senior executive position with the same entity or one of its affiliates or predecessors for the past five years with the exception of Del E. Goedeker who retired in 1996 from the position of President & Treasurer, Vesuvius/McDanel and CFO/VP-The Americas Vesuvius Companies Group.

(2) Reflects the earlier of the first year as a Director of the Corporation or of Century National Bank & Trust Company, a subsidiary of the Corporation, or one of its affiliates or predecessors.

    The Board of Directors of the Corporation met six times during 1996, including four times for the purpose of declaring dividends.

    During 1996 the Board of Directors of the Bank met thirteen times. All Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of the various committees on which he or she serves.

                    COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of Century Financial Corporation has no designated separate committees. The following are committees of the Board of Directors of the subsidiary, Century National Bank and Trust Company.

    Audit and Compliance Committee: The Audit and Compliance Committee consists of five directors, including the President who is an ex-officio member, appointed annually by the Chairman of the Board. Members of the Committee are:

    A. Dean Heasley (Chairman)             Gino E. Martinetti
    Elvin W. Batchelor                     Joseph N. Tosh II
    Harry J. Johnston

    The Audit and Compliance Committee met four times during 1996. The function of the Audit and Compliance Committee is to supervise the internal audit activities of the Bank and to supervise and to direct the Bank's auditors. The Committee ensures that the Bank's activities are being conducted in accordance with law and the banking rules and regulations established by the Comptroller of the Currency, other regulatory and supervisory authorities, and in conformance with established policy. In addition, the Audit and Compliance Committee recommends to the Board of Directors the services of a reputable certified public accounting firm; and the Board of Directors then approves the certified public accounting firm, which action is ratified at the Annual Shareholders Meeting. The Committee receives and reviews the reports of the certified public accounting firm and presents them to the Board of Directors with comments and recommendations.

     Executive Committee: The Executive Committee consists of six directors appointed annually by the Chairman of the Board. Members of the committee are:

    Del E. Goedeker (Chairman)             Wayne S. Luce
    Charles I. Homan                       Thomas K. Reed
    Z. John Kruzic                         Joseph N. Tosh II

    The Executive Committee met twenty-nine times during 1996. The function of the Executive Committee is to formulate recommendations regarding policies and procedures to the Board of Directors. The Executive Committee possesses and may exercise all the executive and supervisory powers of the entire Board of Directors in the interim between meetings of the Board of Directors, but subject to such restrictions and instructions as may from time to time be made and given to the Executive Committee by the Board of Directors and except as the Bylaws otherwise provide.

    Problem Loan Committee: The Problem Loan Committee consists of four directors appointed annually by the Chairman of the Board. Members of the Committee are:

    Harold V. Shank, Jr.                   Robert F. Garvin, Jr. (Chairman)
    Joseph N. Tosh II                      Wayne S. Luce

    The Problem Loan Committee met twelve times during 1996. The function of the Problem Loan Committee is to review the status of all delinquent loans, as well as loans on the Bank's "watch" list.

    Trust Investment Committee: The Trust Investment Committee consists of five directors appointed annually by the Chairman of the Board. Members of the committee are:

    A. Dean Heasley                        Sister Mary Thaddeus Markelewicz
    Thomas K. Reed (Chairman)              Joseph N. Tosh II
    Harold V. Shank, Jr.

    The Trust Investment Committee met twelve times during 1996. The function of the Trust Investment Committee is to review each trust account on an annual basis and to review and approve the Trust Department's investment recommendations.

    Strategic Planning Committee: The Strategic Planning Committee was established in 1996 and consists of five directors and six officers of the Bank who will be appointed annually by the Chairman of the Board. Members of the committee are:

    Robert F. Garvin, Jr.                  C. David Becker
    Del E. Goedeker                        Donald A. Benziger
    Charles I. Homan (Chairman)            Charles D. Price, Jr.
    Sr. Mary Thaddeus Markelewicz          E.C. Schaffnit
    Joseph N. Tosh II                      Allen R. Spring
                                           Mary E. Welch

     The Strategic Planning Committee met eight times during 1996. The function of the Strategic Planning Committee is managing the long-range planning process, setting goals/objectives, and monitoring results.

    Property Committee: The Property Committee consists of four directors appointed annually by the Chairman of the Board. Members of the committee are:

    Z. John Kruzic (Chairman)              Harold V. Shank, Jr.
    Thomas K. Reed                         Joseph N. Tosh II

    The Property Committee meets on an as-needed basis with reference to new banking facilities. During 1996, the committee was active in the planning of the future site of the new Cranberry Branch, including purchase of the land, choosing an architect and general contractor, etc. It will remain active on this project through its completion.

                          EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    There was no compensation paid by the Holding Company to any Director or Executive Officer during 1996; remuneration was paid to Directors by the Corporation's subsidiary, Century National Bank and Trust Company.

    During the year 1996, members of the Board of Directors of Century National Bank & Trust Company, excluding Joseph N. Tosh II as an officer of the Bank, were compensated at the rate of $625 per month with the Chairman receiving $937.50 per month. Members of the Executive Committee and Problem Loan Committee, excluding Joseph N. Tosh II as an officer of the Bank, received $150 per meeting attended, with the Chairman receiving $225 per meeting attended; members of the Audit & Compliance Committee, Trust Investment Committee, Strategic Planning Committee and Building Committee, excluding Joseph N. Tosh II, C. David Becker, Donald A. Benziger, Charles D. Price, Jr., E.C. Schaffnit, Allen R. Spring and Mary E. Welch as officers of the Bank, received $90 per meeting attended, with the Chairman receiving $135 per meeting attended. Total directors' fees during 1996 amounted to $151,597.50.

COMPENSATION OF EXECUTIVE OFFICERS

    The following persons are considered to be principal officers by virtue of their position with the Corporation or the Bank:

Name and                                        Business
Position                            Age       Experience (1)
--------                            ---       --------------
Joseph N. Tosh II                    55
 President and
 Chief Executive Officer
 of the Corporation and
 the Bank

Donald A. Benziger                   43
 Sr. Vice President, Chief
 Financial Officer and Corporate
 Secretary of the Corporation and
 the Bank

Edwin C. Schaffnit                   47
 Sr. Vice President of
 the Bank

C. David Becker                      38
 Vice President of
 the Bank

Colleen O. Butterfield               45
 Vice President of
 the Bank

Wayne A. Grinnik                     46
 Vice President of
 the Bank

Charles D. Price, Jr.                57
 Vice President of
 the Bank

James L. Sisley                      53
 Vice President of
 the Bank

Allen R. Spring                      58
 Vice President of
 the Bank

Mary E. Welch                        60
 Vice President of
 the Bank

[FN]
(1) Each of the above persons has held a principal position with the Corporation or the Bank for the past five years except Mr. Sisley who was a Vice President of First Western Bancorp until March 9, 1993.

    The following table sets forth the cash compensation paid or to be paid for services rendered to the Named Officers:

                                         SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                                                           Compensation Awards
                                                             Other Annual    --------------       All Other
Name & Principal              Fiscal    Salary      Bonus    Compensation       Granted         Compensation
Position                       Year       $           $          $(4)           Shares(5)            $9
------------------            -------  --------   ---------   ----------     --------------      ----------

Joseph N. Tosh II              1996    $135,426   $47,000(1)     ---             8,976(6)          $15,696
President & CEO                1995    $130,217   $43,000(2)     ---             9,147(7)          $13,359
                               1994    $125,209   $31,050(3)     ---             7,347(8)          $ 8,709

Donald A. Benziger             1996    $ 88,760   $30,000(1)     ---             5,842(6)          $10,287
SVP, Chief Financial Officer   1995    $ 85,346   $26,000(2)     ---             5,685(7)          $ 8,756
Corporate Secretary            1994    $ 80,515   $19,800(3)     ---             4,664(8)          $ 5,600

[FN]
(1) 1996 bonus accrued in 1996, but paid in 1997
(2) 1995 bonus accrued in 1995, but paid in 1996
(3) 1994 bonus accrued in 1994, but paid in 1995
(4) The dollar value of perquisites and other personal benefits is required to be disclosed under this column if the amount for any executive officer equals or exceeds the lessor of $50,000 or 10% of the compensation reported for the executive officer in the Cash Compensation Table.
(5) Represents the number of shares of the Corporation's Common Stock for which stock options were granted under the Corporation's Stock Option Plan.
(6) Stock options granted 1/1/96 with 33% exercisable effective 1/1/96, 33% effective 1/1/97 and 33% effective 1/1/98
(7) Stock options granted 1/1/95 with 33% exercisable effective 1/1/95, 33% effective 1/1/96 and 33% effective 1/1/97
(8) Stock options granted 1/1/94 with 33% exercisable effective 1/1/94, 33% effective 1/1/95, and 33% effective 1/1/96
(9) This column represents employer contributions for the accounts of the Named Officers under the Corporation's Profit Sharing Plan.


STOCK OPTIONS. The present Stock Option Plan was ratified by the Shareholders in April, 1993 and permits the grant of Options of 268,964 shares of Common Stock to principal officers and 67,241 shares of Common Stock to directors, adjusted for a 20% Stock Dividend paid January 31, 1995.

    For any fiscal year in which the Corporation achieves its goal of budgeted earnings (in dollars), the number of shares of Stock to which each option pertains is as follows: (a) for each executive officer and each director, the number of shares will equal 75% of total cash compensation for the given fiscal year divided by the purchase price of the shares; (b) for each Vice President, the number of shares will equal 50% of total cash compensation for the given fiscal year divided by the purchase price of the shares. If the number of shares determined under this formula is not a whole number, the number of shares will be rounded up to the next whole number. The purchase price for Stock under each option shall be the closing price on the Nasdaq market on the December 31st preceding the date that an Option is granted.

    After Shareholder ratification, Stock Options were awarded retroactive to January 1, 1993. Options have been awarded each year since, exercisable at 33% during the grant year, and 33% over each of the following two years. Unexercised Options have an expiration date ten years from the date the options were awarded.

    The following tables set forth information with respect to options granted to and exercised by Named Officers in 1996:

                                  OPTION GRANTS TO EXECUTIVE OFFICERS IN 1996 FISCAL YEAR

                                                                                  Potential Realizable     Potential Realizable
                                                                                   Value at Assumed 5%     Value at Assumed 10%
                                  % of Total Options    Exercise                  Annual Rate of Stock     Annual Rate of Stock
                       Options        Granted to       Price Per   Expiration    Price Appreciation for   Price Appreciation for
     Name             Granted (1)  Employees in 1995     Share        Date            Option Term               Option Term
--------------------------------------------------------------------------------------------------------------------------------
Joseph N. Tosh II      8,976            21.09%           $13.50     12/31/05            $66,807                   $164,550
Donald A. Benziger     5,842            13.72%           $13.50     12/31/05            $43,481                   $107,097

(1) The number of options listed represent those awarded 1/1/96. As of 1/1/97, 2/3 of above-granted options were exercisable at the option of the holder.


                AGGREGATED OPTION EXERCISES BY EXECUTIVE OFFICERS IN 1996
                            AND FISCAL YEAR-END OPTION VALUES

                                                                                 Value of Unexercised
                         Shares                   Number of Unexercised          In-the-Money Options
                        Acquired        Value      Options at Year-End               at Year-End
Name                   On Exercise    Realized   Exercisable/Unexercisable    Exercisable/Unexercisable (1)
--------------------------------------------------------------------------------------------------------
Joseph N. Tosh II         -0-         $   -0-         28,525/9,033                 $149,391/$34,359
Donald A. Benziger        -0-         $   -0-         16,196/5,789                 $82,600/$21,967

(1) The value of unexercised in-the-money options is calculated by determining the difference between the fair market value of the securities underlying the options at year-end and the exercise price of the options.

                EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Century National Bank and Trust Company does not have a Compensation Committee as such. During 1996 the Executive Committee, comprised of Del E. Goedeker, Charles I. Homan, Wayne S. Luce, Z. John Kruzic, Thomas K. Reed, and Joseph N. Tosh II, acting in the capacity of a Compensation Committee, approved raises and officer bonuses for recommendation to the full Board of Directors. At the beginning of December of each year, the Committee meets to review financial data, including projected year-end earnings. As a result of findings at their meeting in December, 1996, the Committee set aside a pool of funds for salary increases. Increases granted Mr. Tosh II and Mr. Benziger are determined by the Executive Committee and ratified by the Board of Directors. Management of the Bank determines the percentage of raises for all other employees based upon individual performance and contribution.

    The bonus pool was set by formula as a percentage of after-tax earnings, with bonuses being paid to each officer based upon their individual performance and contribution. Officer bonuses were not paid until the Corporation's statements were certified by its outside accounting firm, S. R. Snodgrass, A.C.; that is to say, bonuses earned during 1996 were paid during the first quarter of 1997.

                SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's common stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Regional Bank Index for the period of five fiscal years commencing December 31, 1991 and ending December 31, 1996.

                        SHAREHOLDER RETURN PERFORMANCE
                        ------------------------------
                    Comp. Of 5-Yr. Cumulative Total Return

                   (Performance Graph belongs in this area)



Company/Index  12/31/91   12/31/92   12/31/93   12/31/94   12/31/95   12/31/96
-------------  --------   --------   --------   --------   --------   --------
Corporation      100.0      105.6      126.1      133.1      148.2      192.6
S&P 500          100.0      104.5      111.8      110.1      147.7      177.6
S&P Regional
  Bank Index     100.0      123.5      126.9      115.7      175.5      232.4



    Assumes $100 invested on December 31, 1991 in Century stock, S&P 500 and S&P Regional Banks Index.
    Total return assumes reinvestment of dividends.

                             BENEFIT PROGRAMS

RETIREMENT PLAN

    The Corporation maintains a noncontributory retirement plan covering all eligible employees of its subsidiary, Century National Bank & Trust Company. An employee becomes fully vested in the plan after five years of service. Normal retirement is at sixty-five (65) years of age. The plan is a defined benefit plan whereby, upon retirement, an employee receives one percent of the first $500 of average compensation plus 1.5 percent of average compensation in excess of $500 for each year of service up to a maximum compensation of $150,000.

    The following table sets forth the estimated annual benefits payable on retirement at age 65 by a participating employee, assuming final average earnings as shown.

     Average Annual           Annual Benefits upon Retirement
       Earnings               with Years of Service Indicated
                 5        10       15       20        25       30      35
                 -        --       --       --        --       --      --
     $10,000  $  600   $ 1,200  $ 1,800  $ 2,400  $ 3,000  $ 3,600  $ 4,200
     ----------------------------------------------------------------------
      20,000   1,350     2,700    4,050    5,400    6,750    8,100    9,450
     ----------------------------------------------------------------------
      30,000   2,100     4,200    6,300    8,400   10,500   12,600   14,700
     ----------------------------------------------------------------------
      40,000   2,850     5,700    8,550   11,400   14,250   17,100   19,950
     ----------------------------------------------------------------------
      50,000   3,600     7,200   10,800   14,400   18,000   21,600   25,200
     ----------------------------------------------------------------------
      60,000   4,350     8,700   13,050   17,400   21,750   26,100   30,450
     ----------------------------------------------------------------------
      70,000   5,100    10,200   15,300   20,400   25,500   30,600   35,700
     ----------------------------------------------------------------------
      80,000   5,850    11,700   17,550   23,400   29,250   35,100   40,950
     ----------------------------------------------------------------------
      90,000   6,600    13,200   19,800   26,400   33,000   39,600   46,200
     ----------------------------------------------------------------------
     100,000   7,350    14,700   22,050   29,400   36,750   44,100   51,450
     ----------------------------------------------------------------------
     110,000   8,100    16,200   24,300   32,400   40,500   48,600   56,700
     ----------------------------------------------------------------------
     120,000   8,850    17,700   26,550   35,400   44,250   53,100   61,950
     ----------------------------------------------------------------------
     130,000   9,600    19,200   28,800   38,400   48,000   57,600   67,000
     ----------------------------------------------------------------------
     140,000  10,350    20,700   31,050   41,400   51,750   62,100   72,450
     ----------------------------------------------------------------------
     150,000  11,100    22,200   33,300   44,400   55,500   66,600   77,700
     ----------------------------------------------------------------------

     Current remuneration covered by the Plan for 1996 contributions for the Named Officers was: Joseph N. Tosh II, $150,000, and Donald A. Benziger, $114,760. As of December 31, 1996 Mr. Tosh II was credited with 30 years of service and Mr. Benziger, 6 years.

PROFIT SHARING PLAN

    The Corporation makes discretionary payments to a trusteed, noncontributory profit sharing plan covering substantially all full-time employees and officers of Century National Bank & Trust Company.
Contributions under the plan are determined annually by the Board of Directors based upon the earnings of the Corporation. Contributions for the years 1996 and 1995 amounted to $482,000 and $386,000 respectively. The plan provides for eligibility status as of the January 1 following the date of employment. Participants share in the allocation of employer contributions provided they work 1,000 hours during the plan year and are employed on the last day of the plan year. The plan includes a nonmatching 401K feature, and each full-time employee is a participant for purposes of making before-tax savings. New employees become participants for purposes of making before-tax savings as of the January 1 or July 1 following their date of employment.

    Profit Sharing contributions for the accounts of the named officers are listed in the Summary Compensation Table under "All Other Compensation."

                TRANSACTIONS WITH DIRECTORS AND MANAGEMENT

    Century National Bank and Trust Company, a subsidiary of the Corporation, has had transactions in the ordinary course of business, including borrowings, with certain directors and executive officers of the Corporation and the Bank during 1996. All loans, collateral and interest requirements included, were made on the same terms as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

    Wayne S. Luce is President of Reed, Luce, Tosh, Wolford & Douglas, Inc. which performed legal services for the Bank during 1996 and will provide such services during 1997.

    Thomas K. Reed is President of Baumgard & Reed, which has written fidelity bonds and property, casualty, and workman's compensation insurance coverage for Century National Bank & Trust Company as well as the Holding Company during 1996 and will provide such services during 1997.

                       COMPLIANCE WITH SECTION 16(a) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires the Corporation's officers, directors and persons owning more than 10% of the Corporation's Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and such shareholders are required by regulation to furnish the Corporation with copies of Section 16(a) forms they file. The Corporation knows of no person who owned 10% or more of its Common Stock.

    Based upon review of copies of the forms furnished to the Corporation, the Corporation believes that during 1996 all Section 16(a) filing requirements were complied with in a timely manner.

      RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed S. R. Snodgrass, A.C. as independent public accountants to audit the financial statements of the Company and its subsidiary for the 1997 fiscal year. S. R. Snodgrass, A.C. has audited the financial statements of the Company and/or its subsidiary(ies) since 1973. Although the appointment of independent public accountants is not required to be submitted to a vote of the shareholders, the Board believes the shareholders should participate in the selection of the independent public accountants through the ratification process. The Board recommends a vote For the ratification of the appointment of S. R. Snodgrass, A.C. and unless otherwise directed therein, the proxies solicited by the Board will be voted for the ratification of the appointment of S. R. Snodgrass, A.C. In the event the shareholders fail to ratify the appointment, the Board will consider such vote as a direction to appoint other independent public accountants for the 1997 fiscal year.

    Representatives of S. R. Snodgrass, A.C. will be present at the Annual Meeting. The representatives will have the opportunity to make a statement if they choose to do so and will be available to respond to appropriate questions.

                             FINANCIAL INFORMATION


A copy of the Corporation's Annual Report to Shareholders for the year ended December 31, 1996 accompanies this Proxy Statement. Such Annual Report is not a part of the proxy solicitation materials.

REQUESTS FOR PRINTED FINANCIAL MATERIAL FOR THE CORPORATION OR ITS SUBSIDIARY
- ANNUAL OR QUARTERLY REPORTS, FORMS 10-K AND 10-Q AND CALL REPORTS - SHOULD BE DIRECTED TO DONALD A. BENZIGER, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND CORPORATE SECRETARY, CENTURY FINANCIAL CORPORATION, ONE CENTURY PLACE, ROCHESTER, PENNSYLVANIA 15074, TELEPHONE (412) 774-1872. UPON WRITTEN REQUEST AND PAYMENT OF A COPYING FEE OF TEN CENTS A PAGE, THE CORPORATION WILL FURNISH A COPY OF ALL EXHIBITS TO FORM 10-K. YOU CAN ALSO VISIT CENTURY FINANCIAL CORPORATION (CYFN) ON LINE AT http://www.centbank.com.

                           SHAREHOLDER PROPOSALS

    Any shareholder desiring to present a proposal to be considered at the 1998 Annual Meeting of Shareholders should submit the proposal in writing to Joseph N. Tosh II, President and Chief Executive Officer, Century Financial Corporation, One Century Place, Rochester, Pennsylvania 15074 no later than November 26, 1997.

                               OTHER MATTERS

    Management knows of no business other than that set forth above which will be brought before the meeting or any adjournment thereof. Should other business properly come before the Meeting or any adjournment thereof, the Proxy holders will vote upon the same according to their discretion and best judgment.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Donald A. Benziger
                                       ----------------------------------
                                       Donald A. Benziger
                                       Senior Vice President, Chief Financial
                                       Officer and Corporate Secretary



March 21, 1997

                                   PROXY
               ANNUAL MEETING OF SHAREHOLDERS - APRIL 28, 1997
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF CENTURY FINANCIAL CORPORATION

    James C. Tosh and John M. Finley, each with power of substitution and with all the powers and discretion the undersigned would have if personally present, are hereby appointed the Proxy Agents to represent the undersigned at the Annual Meeting of Shareholders of Century Financial Corporation to be held on April 28, 1997 (including any adjournments or postponements thereof) and to vote all shares of common stock of Century Financial Corporation which the undersigned is entitled to vote on all matters that properly come before the Meeting, subject to any directions indicated in the boxes below.

The Proxy Agents are directed to vote on the following issues:

1.  The Election of Directors

    Nominees for a term expiring in 2000 are Robert F. Garvin, Jr., Charles I. Homan, Wayne S. Luce, and Sr. Mary Thaddeus Markelewicz

           [ ]                              [ ]
         FOR all                    WITHHOLD AUTHORITY
     Nominees Listed                    to vote for
                                   all nominees listed

SPECIAL INSTRUCTION: To withhold authority to vote for any individual nominee, draw a line through such nominee's name.


2. Ratification of appointment of S. R. Snodgrass, A.C., Public Accountants to audit the financial statements of the Corporation and its subsidiary for the
    1997 fiscal year.

         [ ]                     [ ]                      [ ]
         FOR                   AGAINST                  ABSTAIN

3. In their discretion, on such other business that may be brought before the meeting or any adjournment thereof.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PROXY AGENTS INTEND TO VOTE FOR THE ABOVE-LISTED PROPOSALS. MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSALS ONE, TWO, AND THREE.

The Proxy Agents present and acting at the Meeting in person or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby.

Receipt of the Notice of the Annual Meeting of Shareholders and the Corporation's Proxy Statement dated March 21, 1997 is hereby acknowledged.

Dated __________________    When signing as attorney, executor, administrator,
                            trustee, or
                            guardian, please give full title.
____________________(L.S.)  If more than one trustee, all should sign.

____________________(L.S.)  PLEASE DATE AND SIGN THIS PROXY AND RETURN IT
                            PROMPTLY IN THE ENCLOSED ENVELOPE.

March 21, 1997